Exhibit 99.1
Illumina Reports Financial Results for Fourth Quarter and Fiscal Year 2010
San Diego, Calif., February 8, 2011 — Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the fourth quarter and fiscal year of 2010.
Fourth quarter 2010 results:
•	Revenue of $261.3 million, a 45% increase over the $180.6 million reported in the fourth quarter of 2009.

•	GAAP net income of $38.4 million, or $0.25 per diluted share, compared to net income of $11.7 million, or $0.09 per diluted share, for the fourth quarter of 2009.

•	Non-GAAP net income of $40.9 million, or $0.29 per diluted share, compared to $27.0 million, or $0.21 per diluted share, for the fourth quarter of 2009 (see the table entitled “An Itemized Reconciliation Between GAAP and Non-GAAP Net Income” for a reconciliation of these GAAP and non-GAAP financial measures).
Gross margin in the fourth quarter of 2010 was 63.6% compared to 69.5% in the comparable period of 2009. Excluding the effect of non-cash charges associated with stock compensation and the amortization of intangibles, non-GAAP gross margin was 65.1% for the fourth quarter of 2010 compared to 71.2% in the prior year period.
Research and development (R&D) expenses for the fourth quarter of 2010 were $45.8 million compared to $40.4 million in the fourth quarter of 2009. R&D expenses included $7.0 million and $5.6 million of non-cash stock compensation expense in the fourth quarter of 2010 and 2009, respectively. R&D expenses in both periods also included $0.9 million of accrued contingent compensation. Excluding these charges, R&D expenses as a percentage of revenue were 14.4% compared to 18.8% in the prior year period.
Selling, general, and administrative (SG&A) expenses for the fourth quarter of 2010 were $62.0 million compared to $49.5 million for the fourth quarter of 2009. SG&A expenses included $11.3 million and $9.6 million of non-cash stock compensation expense in the fourth quarter of 2010 and 2009, respectively. Excluding these charges, SG&A expenses as a percentage of revenue were 19.4% compared to 22.1% in the prior year period.

The company generated $81.5 million in cash flow from operations during the fourth quarter of 2010 compared to $61.3 million in the prior year period. Depreciation and amortization expenses were $12.1 million and capital expenditures were $12.4 million during the fourth quarter. The company ended the fourth quarter with $894.3 million in cash and short-term investments compared to $806.8 million as of October 3, 2010 and $693.5 million as of January 3, 2010.
Fiscal 2010 results:
•	Revenue of $902.7 million, a 35% increase over the $666.3 million reported in fiscal 2009.

•	GAAP net income of $124.9 million, or $0.87 per diluted share, compared to $72.3 million or $0.53 per share in fiscal 2009.

•	Non-GAAP net income of $142.2 million, or $1.06 per diluted share, compared to $104.2 million, or $0.80 per diluted share, in fiscal 2009 (see the table entitled “An Itemized Reconciliation Between GAAP and Non-GAAP Net Income” for a reconciliation of these GAAP and non-GAAP financial measures).
Gross margin for fiscal 2010 was 66.6% compared to 68.1% in fiscal 2009. Excluding the effect of non-cash charges associated with stock compensation and the amortization of intangibles, non-GAAP gross margin was 68.1% in fiscal 2010 compared to 69.9% in fiscal 2009.
R&D expenses for fiscal 2010 were $177.9 million compared to $140.6 million in fiscal 2009. R&D expenses for fiscal 2010 included non-cash stock compensation expense of $25.4 million compared to $20.0 million in fiscal 2009. R&D expenses in both periods included $3.7 million of accrued contingent compensation and in fiscal 2009 included $2.0 million of acquired research and development. Excluding these charges, R&D expenses as a percentage of revenue were 16.5% compared to 17.3% in fiscal 2009.
SG&A expenses for fiscal 2010 were $221.0 million compared to $176.3 million in fiscal 2009. SG&A expenses included $40.4 million and $35.6 million of non-cash stock compensation expense in fiscal 2010 and 2009, respectively. SG&A expenses in fiscal 2010 also included $0.5 million of acquisition related transaction expense. Excluding these charges, SG&A expenses as a percentage of revenue were 19.9% compared to 21.1% in fiscal 2009.

The company generated $272.6 million in cash from operations in fiscal 2010 compared to $172.2 million in fiscal 2009. Depreciation and amortization expenses for fiscal 2010 were $42.6 million and capital expenditures were $49.8 million.
Highlights since our last earnings release:
•	Announced MiSeq, a low-cost personal sequencing system that is capable of beginning with purified DNA and ending with analyzed data in as few as eight hours, or generating in excess of 1 gigabase per run in just over a day.

•	Completed the acquisition of Epicentre Biotechnologies, a leading provider of nucleic acid sample preparation reagents and specialty enzymes used in sequencing and microarray applications.

•	Launched the TruSeq sample preparation kits for DNA, RNA, and small RNA applications and the TruSeq Exome Enrichment Kit, for use across the company’s portfolio of sequencing platforms.

•	Launched the next generation of iSelect custom genotyping products that allow researchers to design custom arrays containing from 3,000 up to 1,000,000 markers, with the flexibility to add supplemental content to their array designs.

•	Entered into a lease agreement to relocate the company’s corporate headquarters to a larger facility in San Diego with an expected commencement date in Q4 2011.

•	Received ISO 13485 certification in our San Diego, Chesterford and Singapore facilities.
Financial outlook and guidance
The non-GAAP financial guidance discussed below excludes the following items (see the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of these GAAP and non-GAAP financial measures):
•	Charges associated with relocating the company’s corporate headquarters including an estimated non-cash charge related to a cease-use loss to account for the remaining lease payments on the company’s current headquarters reduced by estimated sublease proceeds, accelerated depreciation on existing leasehold improvements abandoned upon the relocation to the new facility, and anticipated double rent expense incurred during the transition to the new facility.

•	Incremental non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash and the double dilution associated with the accounting treatment of the company’s outstanding convertible debt and the corresponding call option overlay.

•	Amortization expense related to intangible assets.

•	In-process research and development and contingent compensation expense.
The company expects:
•	Revenue growth for fiscal 2011 of approximately 20% from fiscal 2010 revenue of $902.7 million.

•	Gross margin to improve over the course of the year to approximately 70% for the full year.

•	Non-GAAP earnings per diluted share to grow more than 30% from 2010 non-GAAP earnings per diluted share of $1.06.

•	Stock compensation expense of approximately $101 million or a tax adjusted amount of $0.49 per fully diluted pro forma share.

•	Full-year weighted-average diluted shares outstanding for the measurement of pro forma results of approximately 145 million.
Quarterly conference call information
The conference call will begin at 2:30pm Pacific Time (5:30pm Eastern Time) on Tuesday, February 8, 2011. Interested parties may listen to the call by dialing 800.561.2813 (passcode: 53294883), or if outside North America, by dialing +1.617.614.3529 (passcode: 53294883). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “Company” tab at www.illumina.com.
A replay of the conference call will be available from 6:30pm Pacific Time (9:30pm Eastern Time) on February 8, 2011 through February 15, 2011 by dialing 888.286.8010, or if outside North America, by dialing +1.617.801.6888 (passcode: 87212455).

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The company’s financial measures under GAAP include substantial non-cash and other charges related to stock compensation expense, the impairment of a cost-method investment, a gain recorded for the change in fair value of contingent consideration, expenses related to our new lease, including a cease use loss, accelerated depreciation, and anticipated double rent expense, incremental interest expense associated with the company’s convertible debt instruments that may be settled in cash, a gain on the acquisition of an investee accounted for using the cost method of accounting prior to acquisition, amortization expense related to intangible assets, in-process research and development and contingent compensation expense, acquisition related transaction expenses, expense related to acquired research and development, and a gain on the extinguishment of debt. Per share amounts also include the double dilution associated with the accounting treatment of the company’s convertible debt outstanding and the corresponding call option overlay. Management believes that presentation of operating results that excludes these charges and per share double dilution provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.
The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.
Use of forward looking statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our BeadArray™, VeraCode ®, and Solexa® technologies and to deploy new sequencing, gene expression, and genotyping products and applications for our technology platforms, (ii) our ability to increase our manufacturing capacity and produce robust instrumentation and reagents, and (iii) reductions in the funding levels to our primary customers, including as a result of the timing and amount of funding provided by the American Recovery and Reinvestment Act of 2009, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
About Illumina
Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its application, paving the way for molecular medicine and ultimately transforming healthcare.
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CONTACT:

Investors:	Peter J. Fromen Senior Director Investor Relations 858-202-4507 pfromen@illumina.com	Media:	Wilson Grabill Senior Manager Public Relations 858-882-6822 wgrabill@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	January 2, 2011	January 3, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$248,947	$144,633
Short-term investments	645,342	548,894
Accounts receivable, net	165,598	157,751
Inventory, net	142,211	92,776
Deferred tax assets, current portion	19,378	20,021
Prepaid expenses and other current assets	36,922	17,515

Total current assets	1,258,398	981,590
Property and equipment, net	129,874	117,188
Goodwill	278,206	213,452
Intangible assets, net	70,024	43,788
Deferred tax assets, long-term portion	39,497	47,371
Other assets	63,114	26,548

Total assets	$1,839,113	$1,429,937

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$66,744	$52,781
Accrued liabilities	156,164	98,253
Long-term debt, current portion	311,609	290,202

Total current liabilities	534,517	441,236
Other long-term liabilities	28,531	24,656
Conversion option subject to cash settlement	78,390	99,797
Stockholders’ equity	1,197,675	864,248

Total liabilities and stockholders’ equity	$1,839,113	$1,429,937

Illumina, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Years Ended
	January 2,	January 3,	January 2,	January 3,
	2011	2010	2011	2010
Revenue:
Product revenue	$245,626	$167,532	$842,510	$627,240
Service and other revenue	15,672	13,032	60,231	39,084

Total revenue	261,298	180,564	902,741	666,324

Cost of Revenue:
Cost of product revenue (a)	87,183	48,337	271,997	190,714
Cost of service and other revenue (a)	5,694	5,031	21,399	15,055
Amortization of intangible assets	2,295	1,670	7,805	6,680

Total cost of revenue	95,172	55,038	301,201	212,449

Gross profit	166,126	125,526	601,540	453,875

Operating Expenses:
Research and development (a)	45,800	40,368	177,947	140,616
Selling, general and administrative (a)	62,034	49,471	220,990	176,337
Acquisition related (gain) expense, net	(10,376)	10,000	(9,051)	11,325

Total operating expenses	97,458	99,839	389,886	328,278

Income from operations	68,668	25,687	211,654	125,597

Other expense, net	(17,886)	(3,399)	(26,275)	(11,472)

Income before income taxes	50,782	22,288	185,379	114,125
Provision for income taxes	12,342	10,583	60,488	41,844

Net income	$38,440	$11,705	$124,891	$72,281

Net income per basic share	$0.31	$0.10	$1.01	$0.59

Net income per diluted share	$0.25	$0.09	$0.87	$0.53

Shares used in calculating basic net income per share	125,876	122,818	123,581	123,154

Shares used in calculating diluted net income per share	151,171	136,095	143,433	137,096

(a)	Includes total stock-based compensation expense for stock based awards:

	Three Months Ended		Years Ended
	January 2,	January 3,	January 2,	January 3,
	2011	2010	2011	2010
Cost of product revenue	$1,508	$1,160	$5,378	$4,776
Cost of service and other revenue	76	117	470	514
Research and development	6,977	5,571	25,428	19,960
Selling, general and administrative	11,279	9,629	40,369	35,561

Stock-based compensation expense before taxes	$19,840	$16,477	$71,645	$60,811

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended		Years Ended
	January 2,	January 3,	January 2,	January 3,
	2011	2010	2011	2010
Net cash provided by operating activities	$81,481	$61,290	$272,573	$172,191
Net cash (used in) provided by investing activities	(70,056)	15,553	(285,053)	(256,569)
Net cash provided by (used in) financing activities	26,543	(171,149)	116,474	(98,862)
Effect of exchange rate changes on cash and cash equivalents	212	411	320	849

Net increase (decrease) in cash and cash equivalents	38,180	(93,895)	104,314	(182,391)
Cash and cash equivalents, beginning of period	210,767	238,528	144,633	327,024

Cash and cash equivalents, end of period	$248,947	$144,633	$248,947	$144,633

Calculation of free cash flow (a):
Net cash provided by operating activities	$81,481	$61,290	$272,573	$172,191
Purchases of property and equipment	(12,384)	(6,385)	(49,818)	(52,673)

Free cash flow	$69,097	$54,905	$222,755	$119,518

(a)	Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations — Non-GAAP
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Years Ended
	January 2,	January 3,	January 2,	January 3,
	2011	2010	2011	2010
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:

GAAP net income per share — diluted	$0.25	$0.09	$0.87	$0.53
Pro forma impact of weighted average shares	0.01	—	0.06	0.03
Adjustments to net income:
Losses (gains) in other expense, net (a)	0.09	—	0.08	(0.01)
Acquisition related (gain) expense, net (b)	(0.07)	0.08	(0.07)	0.09
Non-cash interest expense (c)	0.04	0.04	0.16	0.15
Amortization of intangible assets	0.02	0.01	0.06	0.05
Other pro forma adjustments (d)	0.01	0.01	0.03	0.04
Incremental non-GAAP tax expense (e)	(0.06)	(0.02)	(0.13)	(0.08)

Non-GAAP net income per share — diluted (f)	$0.29	$0.21	$1.06	$0.80

Shares used in calculating non-GAAP diluted net income per share	140,080	129,698	134,375	130,599

AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:

GAAP net income	$38,440	$11,705	$124,891	$72,281
Losses (gains) in other expense, net (a)	13,223	—	10,309	(767)
Acquisition related (gain) expense, net (b)	(10,376)	10,000	(9,051)	11,325
Non-cash interest expense (c)	5,363	5,331	20,832	19,656
Amortization of intangible assets	2,295	1,670	7,805	6,680
Other pro forma adjustments (d)	919	919	4,211	5,675
Incremental non-GAAP tax expense (e)	(9,014)	(2,598)	(16,813)	(10,675)

Non-GAAP net income (f)	$40,850	$27,027	$142,184	$104,175

(a)	Losses (gains) in other expense, net include a $13.2 million impairment loss in Q4 2010 related to a cost-method investment, a $2.9 million gain recognized in Q2 2010 on our cost-method investment in Helixis, Inc. upon our acquisition of its remaining shares, and a $0.8 million gain in Q1 2009 on the extinguishment of debt.

(b)	Acquisition related (gain) expense, net includes a gain in Q4 2010 of $10.4 million related to a change in the fair value of contingent consideration and an acquired in-process research and development charge in Q2 2010 of $1.3 million related to a milestone payment for a prior acquisition. Prior year adjustments include acquired in-process research and development charges related to milestone payments for prior acquisitions. These acquisition related gain and expenses are included in operating expenses in our consolidated statements of income.

(c)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(d)	Other pro forma adjustments include compensation expenses of $0.9 million for each of the three-month periods presented and $3.7 million for each of the years presented. These compensation expenses represent contingent consideration for post-combination services associated with a prior acquisition and are included in research and development expense in our consolidated statements of income. Other pro forma adjustments also include $0.5 million in acquisition related transaction expense recorded in Q2 2010 as a component of selling, general and administrative expense, and $2.0 million in acquired research and development expense recorded in Q1 2009 as a component of research and development expense.

(e)	Incremental non-GAAP tax expense reflects the increase to GAAP tax expense related to the non-GAAP adjustments listed above, with the exception of the acquisition related (gain) expense, net which has no impact on the provision for income taxes.

(f)	Non-GAAP net income per share and net income exclude the effect of the pro forma adjustments as detailed above. Non-GAAP diluted net income per share and net income are key drivers of our core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Results of Operations — Non-GAAP (continued)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended				Years Ended
	January 2, 2011		January 3, 2010		January 2, 2011		January 3, 2010
GAAP gross profit	$166,126	63.6%	$125,526	69.5%	$601,540	66.6%	$453,875	68.1%
Stock-based compensation expense	1,584	0.6%	1,277	0.7%	5,848	0.6%	5,290	0.8%
Amortization of intangible assets	2,295	0.9%	1,670	0.9%	7,805	0.9%	6,680	1.0%

Non-GAAP gross profit	$170,005	65.1%	$128,473	71.2%	$615,193	68.1%	$465,845	69.9%

Research and development expense	$45,800	17.5%	$40,368	22.4%	$177,947	19.7%	$140,616	21.1%
Stock-based compensation expense	(6,977)	(2.7%)	(5,571)	(3.1%)	(25,428)	(2.8%)	(19,960)	(3.0%)
Compensation Expense (a)	(919)	(0.4%)	(919)	(0.5%)	(3,675)	(0.4%)	(3,675)	(0.6%)
Acquired research and development	—	—	—	—	—	—	(2,000)	(0.3%)

Non-GAAP research and development expense	$37,904	14.4%	$33,878	18.8%	$148,844	16.5%	$114,981	17.3%

Selling, general and administrative expense	$62,034	23.7%	$49,471	27.4%	$220,990	24.5%	$176,337	26.5%
Stock-based compensation expense	(11,279)	(4.3%)	(9,629)	(5.3%)	(40,369)	(4.5%)	(35,561)	(5.3%)
Transaction expense related to acquisition	—	—	—	—	(536)	(0.1%)	—	—

Non-GAAP selling, general and administrative expense	$50,755	19.4%	$39,842	22.1%	$180,085	19.9%	$140,776	21.1%

GAAP operating profit	$68,668	26.3%	$25,687	14.2%	$211,654	23.4%	$125,597	18.8%
Stock-based compensation expense	19,840	7.6%	16,477	9.1%	71,645	7.9%	60,811	9.1%
Acquisition related (gain) expense, net (b)	(10,376)	(4.0%)	10,000	5.5%	(9,051)	(1.0%)	11,325	1.7%
Amortization of intangible assets	2,295	0.9%	1,670	0.9%	7,805	0.9%	6,680	1.0%
Other pro forma adjustments (c)	919	0.4%	919	0.5%	4,211	0.5%	5,675	0.9%

Non-GAAP operating profit (d)	$81,346	31.3%	$54,753	30.3%	$286,264	31.7%	$210,088	31.5%

GAAP other expense, net	$(17,886)	(6.8%)	$(3,399)	(1.9%)	$(26,275)	(2.9%)	$(11,472)	(1.7%)
Losses (gains) in other expense, net (f)	13,223	5.1%	—	0.0%	10,309	1.1%	(767)	(0.1%)
Non-cash interest expense (e)	5,363	2.1%	5,331	3.0%	20,832	2.3%	19,656	2.9%

Non-GAAP other income, net (d)	$700	0.3%	$1,932	1.1%	$4,866	0.5%	$7,417	1.1%

(a)	Compensation expense represents contingent consideration for post-combination services associated with a prior acquisition. This expense is included in research and development in our statements of income.

(b)	Acquisition related (gain) expense, net includes a gain in Q4 2010 of $10.4 million related to a change in the fair value of contingent consideration and an acquired in-process research and development charge in Q2 2010 of $1.3 million related to a milestone payment for a prior acquisition. Prior year adjustments include acquired in-process research and development charges related to milestone payments for prior acquisitions. These acquisition related gain and expenses are included in operating expenses in our consolidated statements of income.

(c)	Other pro forma adjustments include compensation expenses of $0.9 million for each of the three-month periods presented and $3.7 million for each of the years presented. These compensation expenses represent contingent consideration for post-combination services associated with a prior acquisition and are included in research and development expenses in our consolidated statements of income. Other pro forma adjustments also include $0.5 million in acquisition related transaction expense recorded in Q2 2010 as a component of selling, general and administrative expense, and $2.0 million in acquired research and development expense recorded in Q1 2009 as a component of research and development expense.

(d)	Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance. Non-GAAP gross profit, included within the non-GAAP operating profit, is a key measure of the effectiveness and efficiency of our manufacturing processes, product mix and the average selling prices of our products and services.

(e)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(f)	Losses (gains) in other expense, net include a $13.2 million impairment loss in Q4 2010 related to a cost-method investment, a $2.9 million gain recognized in Q2 2010 on our cost-method investment in Helixis, Inc. upon our acquisition of its remaining shares, and a $0.8 million gain in Q1 2009 on the extinguishment of debt.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance
The financial guidance provided below assumes an estimated non-GAAP diluted net income per share of $1.40 and is based on information available as of February 8, 2011. The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included from time to time in the company’s public reports filed with the SEC, including the company’s Form 10-K for the fiscal year ended January 3, 2010, the company’s Form 10-Q for the fiscal quarters ended April 4, 2010, July 4, 2010 and October 3, 2010 and the company’s Form 10-K for the fiscal year ended January 2, 2011 to be filed with the SEC. The company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Diluted net income per share
Fiscal Year 2011

Non-GAAP	$1.40

Lease related expenses(a)	$(0.18)

Non-cash interest expense (b)	$(0.09)

Pro forma impact of weighted average shares (c)	$(0.06)

Amortization of intangible assets	$(0.04)

Other non-GAAP adjustments (d)	$(0.02)

GAAP	$1.01

(a)	Under the terms of a lease agreement executed by the company in Q4 2010, the company’s headquarters will be relocated to a new location during the second half of 2011. Lease related expenses reflect non-cash lease-use loss to account for the remaining lease payments on the company’s current headquarters reduced by estimated sublease proceeds, accelerated depreciation on existing leasehold improvements to be abandoned upon the relocation to the new facility, and anticipated double rent expense incurred during the transition to the new facility.

(b)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(c)	Pro forma impact of weighted average shares represents the estimated impact of double dilution associated with the accounting treatment of the company’s outstanding convertible debt and the corresponding call option overlay.

(d)	Other non-GAAP adjustments reflect the estimated impact on diluted net income per share for fiscal year 2011 from double rent expense during the period of transition to the company’s new headquarters, compensation expense for the contingent consideration due to stockholders of Avantome, Inc., and acquired in-process research and development.